Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-202707 on Form S-8 of Equitable Financial Corp. of our report dated May 14, 2015, relating to our audit of the consolidated financial statements of Equitable Financial Corp., which appears in the Registration Statement on Form S-1, as amended (No. 333-202707) and related prospectus of Equitable Financial Corp. filed with the Securities and Exchange Commission.

/s/ McGladrey LLP

Omaha, Nebraska

July 31, 2015

Member of the RSM International network of Independent accounting, tax and consulting firms.